As filed with the Securities and Exchange Commission on March 3, 2006.	File No. 333-58072

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO
FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

INDUSTRIAL DISTRIBUTION GROUP, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	58-2299339 (I.R.S. Employer Identification No.)
950 E. Paces Ferry Road
Suite 1575
Atlanta, Georgia 30326
(Address, Including Zip Code, of Registrant’s Principal Executive Offices)

INDUSTRIAL DISTRIBUTION GROUP, INC.
AMENDED AND RESTATED EMPLOYEE STOCK PURCHASE PLAN
(Full Title of the Plan)

Jack P. Healey
Executive Vice President and Chief Financial Officer
Industrial Distribution Group, Inc.
950 E. Paces Ferry Road	Copies to:
Suite 1575	W. Randy Eaddy, Esq.
Atlanta, Georgia 30326	Kilpatrick Stockton LLP
(404) 949-2100	1100 Peachtree Street, N.E., Suite 2800
(Name, Address, and Telephone Number,	Atlanta, Georgia 30309
Including Area Code, of Agent for Service)	(404) 815-6500

     This Post-Effective Amendment No. 1 to the Registration Statement on Form S-8 is filed by Industrial Distribution Group, Inc. to reflect an amendment to the Industrial Distribution Group, Inc. Amended and Restated Employee Stock Purchase Plan (the “Plan”) that reduces the amount of discount at which employees may purchase common stock, par value $.01 pursuant to the Plan. The amendment to the Plan also increases the frequency with which purchases may be made by participants in the Plan from quarterly to monthly.
ITEM 8. EXHIBITS
     The following exhibits are included with this Post-Effective Amendment No. 1 to the Registration Statement:

Exhibit Number	Description
4(a)	Industrial Distribution Group, Inc. Amended and Restated Employee Stock Purchase Plan (filed as Exhibit 4 to the Registrant’s Registration Statement on Form S-8, file number 333-41921, filed with the Securities and Exchange Commission on January 26, 1998 and incorporated herein by reference).

4(b)	Industrial Distribution Group, Inc. First Amendment to Amended and Restated Employee Stock Purchase Plan (filed as Exhibit 4 to the Registrant’s Registration Statement on Form S-8, file number 333-58072, filed with the Securities and Exchange Commission on April 2, 2001).

4(c)	Industrial Distribution Group, Inc. Second Amendment to Amended and Restated Employee Stock Purchase Plan.

23.1	Consent of Ernst & Young LLP, independent registered public accounting firm.

24	Power of Attorney (included in the Signature Page of the Registration Statement).

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on this 3rd day of March, 2006.

INDUSTRIAL DISTRIBUTION GROUP, INC.
By:	/s/ Charles A. Lingenfelter
Charles A. Lingenfelter
President and Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities indicated on March 3, 2006.

/s/ Charles A. Lingenfelter Charles A. Lingenfelter		President, Chief Executive Officer, and Director (Principal Executive Officer)
/s/ Jack P. Healey Jack P. Healey		Executive Vice President, Chief Financial Officer, and Secretary (Principal Financial and Accounting Officer)
* David K. Barth		Director
* William J. Burkland		Director
* William R. Fenoglio		Director
* William T. Parr		Director
* George L. Sachs, Jr.		Director
* Richard M. Seigel		Director
* Andrew B. Shearer		Director
* By:	/s/ Jack P. Healey Jack P. Healey as Attorney-in-fact

EXHIBIT INDEX
TO
POST-EFFECTIVE AMENDMENT NO. 1 TO
REGISTRATION STATEMENT ON FORM S-8

Exhibit Number	Description
4(c)	Industrial Distribution Group, Inc. Second Amendment to Amended and Restated Employee Stock Purchase Plan

23.1	Consent of Ernst & Young LLP, independent registered public accounting firm

24*	Power of Attorney (included in the Signature Page of the Registration Statement)

*	Previously filed with the Registration Statement on Form S-8, Registration No. 333-58072, filed with the Securities and Exchange Commission on April 2, 2001.